EXHIBIT 99.1


News for Immediate Release
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Contact Information At End
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          SoftNet Teams with CMGI, Compaq, Nokia, To Form SoftNet Zone,
                   A New Wireless Broadband Internet Service

    CMGI, Compaq and SoftNet invest more than $100 million combined to bring broadband mobile Internet services to global business travelers; Nokia and
          Cisco to join in the venture combining cutting-edge wireless, mobile and IT technologies

    SoftNet acquires leading airport Internet service provider, Laptop Lane, as core marketing channel for SoftNet Zone


San Francisco, California, February 9, 2000 -- Leading broadband services provider, SoftNet Systems, Inc (Nasdaq: SOFN), today announced it has joined forces with four global Internet companies to create SoftNet Zone, a major initiative, with initial funding of $100 million, designed to bring premium, easy-to-access mobile computing and Internet services, both wired and wireless, to business travelers worldwide.

The partners,  SoftNet,  CMGI (Nasdaq:  CMGI) and Compaq  Computer Corp.  (NYSE:
CPQ), will provide funding, expertise and technology to SoftNet Zone, which will operate local area networks and computing business service centers throughout public facilities frequented by business travelers such as major airports, convention centers, and hotels, making Internet access instantly available to every traveler's mobile computing devices. In addition, Nokia Corp. (NYSE: NOK) and Cisco Systems Inc. (Nasdaq: CSCO) will provide technological and equipment support and expertise to SoftNet Zone.
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Unlike  current low speed  wireless  services that make accessing web sites with media-rich content and the typical e-mail with attachments difficult, SoftNet Zone's service is designed to allow mobile professionals to access bandwidth hungry corporate applications like Microsoft Exchange and broadband services with the convenience, speed and security of their corporate LAN. SoftNet Zone will provide fast, easy, and secure - wired and wireless - access to the
Internet  and  corporate  Intranets  in  places   mission-critical  to  business
travelers. Further, SoftNet Zone will also aim to have a skilled in-person "Cyber-concierge" at every airport, hotel and convention center location for expert technical support to quickly solve modem installations and compatibility issues.

CMGI chairman and chief executive officer, David Wetherell, said, "The Internet has become an indispensable tool for doing business, and the need for ever expanding access and bandwidth options is increasing dramatically. This alliance is a tremendous opportunity to accelerate the availability of broadband wireless access to today's business professional. By partnering with the leaders in computer hardware, wireless services and networking, CMGI has the opportunity to help shape this emerging market. We also have significant opportunity to extend the reach and broadband-readiness of leading companies within the CMGI family, including AltaVista, Engage, NaviNet and NaviSite, just to name a few."

"This move is an important part of Compaq's strategy to lead the industry in Internet access, infrastructure, solutions and services. Coupling our leadership with that of SoftNet, CMGI, Nokia and Cisco will certainly enhance Internet access and other important communications for millions of traveling professionals," said Jay Connor, vice president, Professional Services Division, Compaq Computer Corporation. "Together we will enable the business traveler to harness the power of a new generation of connectivity.

As a part of its strategy to serve business travelers, SoftNet, also today announced it has agreed to acquire Laptop Lane, Ltd., for one million shares of SoftNet stock, subject to certain adjustments, plus the assumption of approximately $3.5 million in debt. Laptop Lane is the leading provider of mobile computing and communications services in airports, with services already in commercial operation in many of the top major US airports. SoftNet intends to contribute the business of Laptop Lane to SoftNet Zone.

The first SoftNet Zone customers are expected to come from the participating corporations in the deal, including Compaq and Nokia, whose corporate employees will be among the first to utilize SoftNet

Zone. Likewise, CMGI, which has investments in over 60 companies, will encourage its portfolio company employees to use SoftNet Zone when traveling.

In addition to co-funding SoftNet Zone, Compaq is the preferred solutions provider supplying hardware, systems integration services and outsourcing services, and CMGI will provide its best-of-breed Internet content, web and applications services hosting and online advertising management capabilities. SoftNet, which is also contributing funds, will contribute its storefront presence in airports via Laptop Lane, and its experience as an Internet service provider.

The wireless LANs provisioned by SoftNet Zone will utilize Nokia's and Cisco's IEEE 802.11 standards-based wireless LAN access points, client adapters and user authentication technology. Both Nokia and Cisco will provide additional products to enhance mobility, security and bandwidth management features for SoftNet Zone customers.

Utilizing IEEE 802.11 standards-based wireless technology, SoftNet Zone will operate public facility-wide wireless LANs to offer fully supported high speed Internet services. All that is needed to have broadband access of 2 - 11 mpbs is a wireless PC card modem and a subscription (hourly, monthly, annually) to SoftNet Zone. The target market for these services is the estimated eight million affluent mobile business professionals. SoftNet Zone is expected to initially launch this year in at least six prime North American locations. SoftNet Zone also expects that deployments in Asia, Europe and Latin America will follow.

SoftNet Systems will hold majority ownership of SoftNet Zone. CMGI and Compaq will each own a minority interest in SoftNet Zone.

SoftNet's chairman and chief executive officer, Dr. Lawrence Brilliant, said of the venture, "SoftNet Zone is an important strategic business initiative for the industry, but to the end-user this is all about gaining better mobile computing services. The harried business traveler does not want to be bothered with issues such as wired or wireless connections. When a business traveler's plane is delayed at the airport or is at a hotel while traveling, he or she needs instantaneous access to email and faxes, or to be able to print a color Power Point presentation - privately and quickly. If they are in the "Zone", they will have wireless or wired secure access to their company's intranet, e-mail and stock quotes, as well as onsite printing services, personalized web site access and much more. And, if anything goes wrong, the `Cyber-concierge' will help them out with the same skill they are accustomed to receiving from concierges at top hotels everywhere."

Brilliant added, "I am so pleased some of the world's leading Internet technology companies share this vision and that SoftNet together with CMGI, Compaq, Nokia and Cisco will address the demand for this new category of high speed access to the Internet. Welcome to the Zone!"

Laptop Lane is currently operational in 12 US airports. These are Chicago O'Hare, Cincinnati/Northern Kentucky, Denver, Detroit Wayne County Metropolitan, Hartsfield Atlanta, LaGuardia, Philadelphia, Phoenix Sky Harbor, Raleigh Durham, Seattle Tacoma, Tampa, and Dallas-Fort Worth. LTL also plans to launch business service centers in an additional nine US airports, including San Francisco International, before the end of this year.

Laptop Lane provides "Peace, Quiet, and a T1 Line" and a dedicated convenient space for computing professionals to do remote business while at the airport. Laptop Lane also provides a "cyber-concierge" for instant expert in-person technical help; retails related computing products such as laptop extension cords, modem cards, extra battery packs, and even provides the equipment to print out the latest version of an electronic slide presentation.

LTL president and chief executive officer, Bruce Merrell, said, "Laptop Lane has established a first mover advantage deploying retail presence in airports and convention centers for supporting mobile computing business services. When added to SoftNet's key broadband services management team and the strength of the SoftNet Zone partnerships, we anticipate a rapid customer adoption of Laptop Lane services."

About the Companies

CMGI and CMGI @Ventures

With more than 60 companies, CMGI, Inc. (Nasdaq: CMGI) represents the largest, most diverse network of Internet companies in the world. This network includes both CMGI operating companies and a growing number of synergistic investments through its venture capital affiliate, CMGI @Ventures. CMGI leverages the technologies, content and market reach of its extended family of companies to foster rapid growth and industry leadership across its network, and the larger Internet Economy. Compaq, Intel, Microsoft, Pacific Century CyberWorks and Sumitomo hold minority positions in CMGI.

CMGI and CMGI @Ventures corporate headquarters are located at 100 Brickstone Square, Andover, MA 01810. Telephone: 978-684-3600. Fax: 978-684-3814. CMGI
@Ventures also has offices at 3000 Alpine Road, Menlo Park, CA 94028; 650-233-0333. Additional information, including a complete listing of companies
in  the  CMGI   network,   is   available   on  the   company's   Web  sites  at
http://www.cmgi.com  and  http://www.ventures.com.
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Compaq Computer  Corporation (NYSE:  CPQ), a Fortune Global 100 company,  is the second largest computer company in the world and the largest global supplier of computer systems. For more information on Compaq is available at www.compaq.com.

Cisco Systems, Inc. (NASDAQ: CSCO) is the worldwide leader in networking for the Internet. News and information is available at www.cisco.com.
                                               -------------

Nokia is the leading mobile phone supplier and a leading supplier of mobile, fixed and IP networks, related services as well as multimedia terminals. Headquartered in Finland, Nokia is listed on the New York (NOK), Helsinki, Stockholm, London, Frankfurt and Paris stock exchanges and employs more than 55,000 people. For more information, please visit www.nokia.com.

SoftNet Systems, Inc. (Nasdaq: SOFN) is a leading broadband services company that markets Internet-over-cable and Internet satellite backbone services through its two subsidiaries ISP Channel and Intellicom, respectively. SoftNet is also developing ventures to bring broadband Internet services to Asia, Europe and Latin America, such as in its recently announced deal with Pacific Century CyberWorks.

Further information about Laptop Lane is available at www.laptoplane.com.

For further information, please see the company contacts listed at the end of this release, or visit www.softnet.com or www.softnetzone.com.

This release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address a variety of subjects including, for example, the expected benefits resulting from the business of SoftNet Zone and the expansion plans of SoftNet Zone. The following important factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: SoftNet Zone may be subject to intense competition, SoftNet Zone may not execute successfully on its business plans and the growth required SoftNet Zone may place too great a strain on its management and operations.

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



SoftNet Zone Corporate Contacts:
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Jody P. Flynn
SoftNet Systems, Inc.
Tel: 415-365-2510
Pager: 800-971-9729
E-mail: jflynn@softnet.com

Jeffrey Goldberger or Richard Stern
Stern & Co., for SoftNet
Tel: 212-888-0044
E-mail: goldberg@sternco.com

Deidre Moore
CMGI
Tel: 978-684-3655
E-mail: dmoore@cmgi.com

Neha Mirchandani
Cisco Systems, Inc.
Tel: 408-525-1323
Email:   nmirchan@cisco.com
Karen Quatromoni
Compaq
Tel: 508-476-4120
E-mail: karen.quatromoni@compaq.com

Laurie Armstrong
Nokia Internet Communications



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Tel: 650-303-2739
Email:   laurie.armstrong@nokia.com

Bruce Merrell
Laptop Lane
Tel: 425-653-2001
Email:   bmerrell@laptoplane.com